Exhibit 3.1(v)(i)

                      ARTICLES OF INCORPORATION-FOR PROFIT
                DSCB:15-1306/2102/2303/2702/2903/7102A  (Rev 90)


     Indicate type of domestic corporation (check one):



         X       Business-stock (15 Pa.C.S. Section 1306)                    Management (15 Pa.C.S. Section 2702)
        ---                                                         ---
                 Business-nonstock (15 Pa.C.S. Section 2102)                 Management (15 Pa.C.S. Section 2903)
        ---                                                         ---
                 Business-statutory close (15 Pa.C.S. Section 2303)          Cooperative (15 Pa.C.S. Section 7102A)
        ---                                                         ---


     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and incorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

     1. The name of the corporation is:      MONETARY MANAGEMENT CORP.

     2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:




              (a)    c/o Brian J. Sisko, Esquire, 1401 Walnut Street   Philadelphia    Pennsylvania      19102    Philadelphia
                     Number and Street                                 City            State             Zip      County

              (b)    c/o:

                         Name of Commercial Registered Office Provider                                   County



     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

     3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended.

     4. The aggregate number of shares authorized is: 100 shares, $.01 par value

     5. The name and address, including street and number, if any, of each incorporator is:
          Name                Address

          Steven C. Bravato    Klehr, Harrison, Harvey, Branzburg & Ellere,
     1401 Walnut Street, 8th Floor, Philadelphia, PA  19102

     6.   The specified effective date, if any is:

          ----------------------------------------------
          month      day        year       hour, if any


     7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

     8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. Section 77a et seq.).

     9. Cooperative corporations only: (Complete and strike out inapplicable term). The common bond of membership among its members/shareholders is:

          IN TESTIMONY whereof, the sole incorporator has signed these Articles of Incorporation this 9th day of January, 1995.



                              /s/ Steven C. Bravato
                              ----------------------------------------
                              Steven C. Bravato, Sole Incorporator





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